CONSULTANT COMPENSATION AGREEMENT NO. 1

               THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made as of this 23th day of June, 2000, among Balanced Living, Inc., a Colorado corporation ("Balanced"); and Leonard W. Burningham, Esq., who has executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibit "A" (the "Consultant").

               WHEREAS, the Board of Directors of Balanced has adopted a written compensation agreement for compensation an individual Consultant who are natural person, and is an attorney; and

               WHEREAS, Balanced has engaged the Consultant to provide services at the request of and subject to the satisfaction of its management; and

               WHEREAS, the Consultant has provided services at the request and subject to the approval of the management of Balanced; and

               WHEREAS, a general description of the nature of the services performed and to be performed by the Consultant and the maximum value of such services under this Plan are listed in the Counterpart Signature Page; and

               WHEREAS, Balanced and the Consultant intends that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Balanced may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Balanced;

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Compensation Plan

          1.1 Employment. Balanced hereby employs the Consultant and the Consultant hereby accept such employment, and have and will perform the services requested by management of Balanced to its satisfaction during the term hereof. The services performed by the Consultant hereunder have been and will be personally rendered by the Consultant, and no one acting for or on behalf of the Consultant, except those persons normally employed by the Consultant in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultant's status as an "employee" under Rule 405 of the Commission, all services rendered by the Consultant hereunder have been rendered as independent contractors, and the Consultant shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultant shall indemnify and hold Balanced harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultant in computing the billable rate for the services the Consultant has rendered and agreed to render to Balanced.

          1.3 Term. All services performed at the request of Balanced by the Consultant shall have been performed within 120 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 120 day period by written agreement of Balanced and the Consultant.

          1.4 Payment. Balanced and the Consultant agree that Balanced shall pay the invoices of the Consultant for the services performed under this Plan by the issuance of shares of its common stock at a price of approximately $0.05 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultant hereunder, the Consultant shall provide Balanced with a written invoice detailing the services duly performed. Such invoice shall be paid by Balanced in accordance with Section 1.4 above, subject to the satisfaction of the management of Balanced that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by the Consultant shall be deemed to be a subscription by the Consultant to purchase shares of common stock of Balanced at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultant shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultant assumes the risk of any decrease in the per share price or value of the shares of common stock of Balanced that may be issued by Balanced for services performed by the Consultant hereunder, and the Consultant agrees that any such decrease shall in no way affect the rights, obligations or duties of the Consultant hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultant and paid for by the issuance of shares of common stock of Balanced shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the Consultant, and duly verified to the satisfaction of Balanced, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the Consultant at the address listed on the Counterpart Signature Page, unless another address shall be provided to Balanced in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. Balanced and the Consultant agree that the per share price of shares of common stock that may be issued by Balanced to the Consultant for services performed under this Plan has been arbitrarily set by Balanced; however, in the event Balanced shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Balanced prior to the issuance of shares to the Consultant, that the per share price and the number of shares issuable to the Consultant for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultant shall be the date set forth on the respective Counterpart Signature Pages.

          1.11 Conditions. The Plan is subject to the following condition, to-wit:

               The number of shares of common stock to be issued under the Plan shall in no event exceed 10% of the total issued and outstanding shares of common stock of the Company on the date of issuance.

                           Section 2

           Representations and Warranties of Balanced

               Balanced represents and warrants to, and covenants with, the Consultant as follows:

          2.1 Corporate Status. Balanced is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of Balanced has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which Balanced may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Balanced.

          2.3 Registration Statement on Form S-8. Balanced shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Balanced; and Balanced will provide to the Consultant prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. Balanced shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. Balanced shall not request the Consultant to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. Balanced is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Balanced has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. Balanced has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Balanced hereunder have been duly authorized by all requisite corporate action on the part of Balanced, and this Plan constitutes a valid and binding obligation of Balanced and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Balanced.

                           Section 3

        Representations and Warranties of the Consultant

               The Consultant represents and warrants to, and covenants with, Balanced as follows:

          3.1 Employment. The Consultant hereby accepts employment by Balanced for the services performed pursuant to this Agreement. The services performed by the Consultant hereunder have been personally rendered by the Consultant, and no one acting for or on behalf of the Consultant.

          3.2 Accredited Investors. The Consultant represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultant has the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Balanced, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Suitability of Investment. Prior to the execution of this Plan, the Consultant shall have provided the services outlined in the Counterpart Signature Page to Balanced, and the Consultant, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Balanced is a suitable investment for the Consultant.

          3.4 Limitation on Services. None of the services rendered by the Consultant and paid for by the issuance of shares of common stock of Balanced shall be services related to any "capital raising" transaction; and neither consultant is a promoter of the stock of Balanced nor a public relations person for Balanced.

          3.5 Authority and Authorization. The Consultant has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultant hereunder constitutes a valid and binding obligation of the Consultant and performance hereunder will not violate any other agreement to which the Consultant is a party.

                           Section 4

                           Indemnity

              Balanced and the Consultant agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Balanced to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                           Section 5

                          Termination

               Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of Balanced and the Consultant in writing;
(2) by either the Directors of Balanced or the Consultant if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of Balanced to pay for any services actually rendered by the Consultant hereunder shall survive any such termination.




                            Section 6

                       General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Balanced:          5525 South 900 East, #110
                                    Salt Lake City, Utah 84117

          If to Consultant:   The addresses listed on the
                                   Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither Balanced nor the Consultant can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                              BALANCED LIVING, INC.


                              By/s/Jeffrey Hardman
                              Jeffrey Hardman
                               President

                          EXHIBIT "A"

            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Balanced Living, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                         Leonard W. Burningham, Esq.
                         Suite 205, Hermes Building
                         455 East 500 South Street
                         Salt Lake City, UT 84111


Date: 6/22/00                 /s/Leonard W. Burningham
                         Leonard W. Burningham, Esq.
                                   Number of Shares and
                                       Maximum Value
                                        of Services
General Description of Services              to be Performed

See Exhibit A-1                             100,000 shares
                                         $5,000

                               EXHIBIT A-1
June 22, 2000


Branden T. Burningham, Esq.
Suite 205, 455 East 500 South
Salt Lake City, Utah 84111

Re:       Balanced Living, Inc., a Colorado corporation (the
          "Company")

Dear Mr. Burningham:

          Thank you for your letter dated June 21, 2000, regarding the S-8 proposals of the Securities and Exchange Commission, which I have reviewed.

          I am not a promoter or public relations person for the Company or any other entity. I have not and do not intend to raise any funding for the Company. The services I have rendered and intend to render for the benefit of the Company include the preparation and review of all relevant documents, disposition of its wholly-owned subsidiary, related agreements, correspondence, minutes and conferences, and the preparation and filing of related Reports with the Securities and Exchange Commission.

          I acknowledge receipt of a copy of all reports filed by the Company with the Securities and Exchange Commission during the past 12 months, and a copy of the written compensation agreement for my services.

          Thank you.

                              Very truly yours,

                              /s/ Leonard W. Burningham, Esq.